Exhibit 99.1

Baldwin Announces Strategic Actions to Optimize Performance

Plans to Consolidate Locations, Reduce Headcount, and Exit Non-Core Business

SHELTON, Conn.--(BUSINESS WIRE)--April 5, 2011--Baldwin Technology Company, Inc. (NYSE Amex: BLD), a global leader in process automation technology for the printing industry, today announced a strategic reorganization of the Company’s operations in Europe and a 9% reduction in global employment levels.

The Company estimates that the total cost of implementing this Q3 FY2011 restructuring plan will be approximately $2.4 million and will result in an annual savings of approximately $5 million. Coupled with actions taken earlier in the current fiscal year, the total impact of all restructurings is expected to result in savings of over $6.6 million annually.

As part of the above described plan, the Company will exit facilities in Egelsbach, Germany and Tranas, Sweden and consolidate engineering and production into existing Baldwin operations in Germany and the U.K. Baldwin will reorganize its sales and service structure in Southeast Asia, and the Company’s Japan sales office will move to more efficient space in Tokyo.

Additionally, the Company announced the planned exit of its U.S. food blending and packaging business. The Company will classify its non-core food blending and packaging business (which currently represents approximately 3% of total annual revenues) as discontinued operations, which will result in a charge during the third quarter primarily related to the impairment of goodwill and other intangible assets associated with that business in the amount of approximately $2.5 million. During the fiscal fourth quarter ending June 30, 2011, the Company expects to incur an additional $3 million facility related charge and minor costs to reduce employment at its food blends operation.

Baldwin President and CEO Mark T. Becker said “Our management team has been working for several months on a strategic plan to better leverage our global platform and optimize our performance, with a goal of enhancing shareholder value. The facilities consolidation will lower our cost structure and improve our ability to service Baldwin’s global customers. The headcount reduction right-sizes our employment costs for current sales levels and further growth expected in 2012. Finally, the toll-manufacturing food business acquired in 2006 as part of our purchase of the Oxy-Dry group of companies did not have the scale or structure to be competitive and risks diverting cash from core growth businesses. By exiting this business we will be able to focus our resources on profitable growth as part of our commitment to be an industry leader in equipment, consumables, parts and service for print media customers.”

The Company will provide additional details on the restructuring and discontinued operations in its third quarter earnings release and conference call with investors scheduled for May 10th.

About Baldwin

Baldwin Technology Company, Inc. is a leading international supplier of process automation equipment and related consumables for the printing, publishing and packaging industries. Baldwin offers its customers a broad range of market-leading technologies, products and systems that enhance the quality of printed products and improve the economic and environmental efficiency of the printing process. Headquartered in Shelton, Connecticut, the Company has operations strategically located in the major print media markets and distributes its products via a global sales and service infrastructure. Baldwin’s technology and products include cleaning systems, fluid management and ink control systems, web press protection systems and drying and curing systems and related consumables. For more information, visit http://www.baldwintech.com. A profile for investors is available at www.hawkassociates.com/profile/bld.cfm. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.hawkassociates.com. To receive free e-mail notification of future releases for Baldwin, sign up at www.hawkassociates.com/about/alert/.

Cautionary Statement

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding asset impairments, expectations concerning the reductions of costs, and the ability of the Company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the severity and length of the current economic downturn, the impact of the economic downturn on the availability of credit for the Company's customers, the ability of the Company to maintain ongoing compliance with the terms of its amended credit agreement, market acceptance of and demand for the Company's products and resulting revenue, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution), and other risks and uncertainties detailed in the Company's periodic filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update any forward-looking statements contained in this news release.

CONTACT:
Baldwin Technology Company, Inc.
Helen P. Oster, 203-402-1004
helen.oster@baldwintech.com